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FOR IMMEDIATE RELEASE
CONTACTS:     Ria Marie Carlson                  Lisa Mueller
              Equity Marketing, Inc.             The Financial Relations Board
              (323) 932-4096                     (310) 442-0599




                     EQUITY MARKETING ANNOUNCES $25 MILLION
                  PRIVATE EQUITY INVESTMENT FROM CROWN CAPITAL

              PROCEEDS WILL ACCELERATE EQUITY'S GROWTH INITIATIVES

            COMPANY EXPECTS MORE DIVERSIFIED REVENUE MIX BY YEAR-END


         LOS ANGELES, March 29, 2000 - Equity Marketing, Inc. (Nasdaq: EMAK) and Crown Capital Group have signed a definitive agreement, under which Crown will invest $25.0 million in the company in exchange for convertible preferred stock and warrants to purchase an additional $15.0 million of convertible preferred stock.

         Proceeds from the transaction are expected to fund Equity's new growth initiatives, including an acquisition strategy designed to add new clients and expand the company's range of services, such as the company's recently formed, Internet-focused interactive division.

         "Our outstanding financial and operational performance in 1999, coupled with strong sales activity for 2000 and today's alliance with a leading investment firm, establishes a strong platform for accelerated growth," said Don Kurz, Chairman and Chief Executive Officer of Equity Marketing, Inc. "The infusion of capital, experience and advice from our new partners at Crown will help us make strategic acquisitions in the marketing services and Internet marketing industries, targeting companies that will further build our client roster and enable us to provide more comprehensive services for existing clients. Our infrastructure - in the form of information systems, controls, facilities and management depth - was strengthened last year to accommodate business expansion. We intend to significantly diversify our revenue mix by the end of this year."


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          "We see tremendous promise in Equity Marketing and the marketing services industry," said Peter Ackerman, Special Limited Partner of Crown Capital Group. "Equity has consistently proven that they can deliver what clients need - strong sales growth and enhanced brand value - in a way that is creative, efficient and measurable. Moreover, the $85 billion, high-growth marketing services industry is highly fragmented, making it ripe for consolidation by strong players such as Equity."

         Jeff Deutschman, Crown Capital's Managing Director, added: "We are enthusiastic about our investment in Equity Marketing. Based on a careful analysis of the company and its environment, Equity meets our selection criteria and represents an exceptional investment opportunity. We will work diligently with Equity to use our capital to accelerate its many opportunities for growth."

         "We are proud to have Crown as a business partner," Mr. Kurz continued. "This agreement represents a strong endorsement of Equity's core business model, management strength and growth prospects."

         Under terms of the agreement, which has been approved by Equity's board of directors, Crown will purchase $25.0 million of newly designated convertible preferred shares which will pay an annual cumulative dividend of six percent and shall be convertible into Equity common stock at $14.75 per share. Crown shall also receive warrants to purchase an additional $15.0 million of convertible preferred stock - $12.0 million of which will have a conversion price of $16.00 per share and the remainder of which will be convertible at $18.00 per share.

         The transaction will close in two stages. In the first stage, which closed today, Crown has purchased $11.9 million of the $25.0 million of newly designated convertible preferred shares and has received warrants to purchase an additional $7.14 million of the $15.0 million of convertible preferred stock that are subject to the warrants. In the second stage, Crown will purchase the balance of the convertible preferred shares and will receive the balance of the warrants upon satisfaction of certain customary conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and, if certain regulatory approvals are not obtained, approval by the stockholders of the company. The definitive agreement provides for certain payments to Crown, including a termination fee if the


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second stage of the transaction fails to close for certain reasons (other than due to the failure of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act to expire).

         Equity's board of directors received the opinion of financial advisors Houlihan, Lokey, Howard & Zukin, a national investment banking firm, that the transaction is fair, from a financial point of view, to the company and its stockholders.

         Upon the close of these transactions and assuming the conversion of preferred stock and the exercise of all warrants (representing a total investment of $40.0 million), Crown Capital will be Equity Marketing's largest shareholder, with 2,611,582 shares of common stock, which is approximately a 24 percent ownership interest, after giving effect to the assumed future exercise of all currently outstanding employees' and directors' stock options. Equity will also add Mr. Ackerman and Mr. Deutschman to its board of directors, increasing the number of board members from six to eight.

         "We welcome Peter and Jeff to our board," Mr. Kurz concluded. "Their proven financial skills, mergers and acquisitions experience, business acumen and network of contacts will provide valuable insight and strengthen our organization. With their partnership, we are well positioned to capture a leadership role in the marketing services industry. This transaction ushers in a new era for Equity Marketing."

         Crown Capital Group, with offices in New York City and Mexico City, is a private equity investment firm focused on building long-term value for middle-market companies. Since 1997, Crown's equity investments include companies involved in e-commerce, movie theater exhibition, consumer sampling, life insurance and home textiles. The firm's partners have substantial experience in the acquisition and financing of companies representing a broad range of industries.

         Equity Marketing, Inc. is a leading marketing services company, providing a wide range of custom promotional programs that build sales and brand awareness for some of the most renowned companies in the world, including Burger King Corporation, The Coca-Cola Company, BP Amoco, and CVS/pharmacy. The company is also a developer and marketer of distinctive consumer products, based on trademarks it owns or classic licensed properties, and is the master toy licensee for Warner Brothers' Scooby-Doo-TM-. More information about Equity Marketing is available on the company's web site at www.equity-marketing.com.

         CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF


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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND
PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL POSITION IN 2000 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING
STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; AND THE POTENTIAL NEGATIVE IMPACT OF ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.

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